Exhibit 99.1

For Immediate Release	Media Contact:	Alisha Goff
503/627-7075
alisha.goff@tektronix.com

	Analyst Contact:	Paul Oldham
503/627-4027
paul.r.oldham@tektronix.com

Tektronix Reports Results for the
Third Quarter of Fiscal 2007
BEAVERTON, Ore., March 15, 2007 — Tektronix, Inc. (NYSE: TEK) today reported net sales of $265.8 million and net earnings from continuing operations of $19.5 million or $0.24 per share for the third quarter ended February 24, 2007. This compares with net sales of $262.1 million and net earnings from continuing operations of $24.9 million or $0.30 per share for the same period last year. Excluding acquisition-related costs, business realignment costs, one-time items and share-based compensation expense, net earnings from continuing operations were $31.1 million or $0.38 per share for the third quarter as compared with $31.1 million or $0.37 per share for the same period last year.
“During our third quarter, we saw continued strong demand in our Instruments business offset by weakness in orders in our Communications business due to a difficult comparison to the prior year and further softening in the market for these products,” commented Rick Wills, Tektronix Chairman and CEO. “This resulted in overall orders that were down 2% from last year, sales that were up 1% and a sequential increase in backlog of 11%.”
Orders for the Instruments business were up more than 10% over the prior year driven by continued strong demand for new products. Instruments business sales were flat with last year as we continued to build backlog for our newer products. “Customer response remains favorable to our strong flow of new products as demonstrated by the continued growth in Instruments business orders and the numerous industry awards in the quarter for our oscilloscopes, signal sources and spectrum analyzers,” continued Wills.
Orders in the Communications business were down 30% year-over-year but were up 22% sequentially. “Lower year-over-year order levels were driven by a difficult comparison to last year when we won several large network management installations. While we saw good sequential growth, we also saw a continuation of slowing capital expenditures by large carriers and the effects of consolidation by network equipment manufacturers,” said Wills. Sales for the

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Tektronix Third Quarter 2007 Results.../2
Communications business were up 7% due to installations of network management systems awarded in prior periods.
The Instruments business continued to bring new products to market with the introduction of several new ultra high-performance oscilloscopes including the DSA72004, and the P7500, a new family of probes – completing the line refresh we started last year of our mid to ultra-high end platforms. These new products provide the world’s fastest performance and reinforce our commitment to provide our customers with the best tools available for testing next generation high-speed serial data applications.
In our Communications business, we continued to provide solutions that support architectures for next generation networks. We announced new IP Multimedia Subsystem (IMS) capabilities for our Unified Assurance suite which enable network operators to monitor service quality and customer experience in real time throughout the deployment of IMS services and networks. In addition, our VoIP test solution received industry recognition for its role in helping cable operators provide the best possible service quality to their subscribers.
“Looking forward, we believe the markets for our Instruments products remain stable and we continue to be encouraged by customer response to recent product introductions. We expect to see continued softness in the market for the Communications business, however we believe our competitive position continues to be strong and remain optimistic about the long-term opportunities for this business,” concluded Wills.
Fourth Quarter Guidance
For the fourth quarter of fiscal 2007, the company expects net sales to be approximately $290 - $300 million. Earnings per share from continuing operations are expected to be between $0.40 and $0.44 before mostly non-cash acquisition-related costs, business realignment costs, one-time items and share-based compensation expense.
Recent highlights include the following:
New product introductions, including:
•	The introduction of the industry’s fastest ultra-high performance oscilloscopes. New models of the DSA70000 and DPO70000 series offer more four-channel performance than any alternative oscilloscopes and are ideal for high-speed serial data applications. With up to 20 GHz bandwidth, the real time DSA70000 models offer unsurpassed performance, essential for the development of next generation products for the new digital world.

•	The introduction of the world’s fastest, most capable and versatile active differential probes. The new P7500 probing family sets industry benchmarks for bandwidth aimed at next generation high-speed serial data rates.

•	The availability of new monitoring capabilities for video services carried across an IP network. The MTM400 MPEG Transport Stream Monitor advances quality of service for IPTV broadcast by providing simultaneous monitoring of critical key performance indicators for up to 500 MPEG Transport Streams carried within a Gigabit Ethernet link to aid rapid fault resolution.

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Tektronix Third Quarter 2007 Results.../3
•	The availability of two Tektronix Mobile WiMAX solutions: one for functional test and WiMAX infrastructure simulation based on the G35-WiMAX protocol test solution; and a monitoring solution based on the Network and Service Analyzer (NSA) platform. Both enable accelerated time-to-market and reduced development and integration costs.

•	The availability of an end-to-end performance monitoring and testing solution for IMS. Tektronix’ industry-leading Unified Assurance platform, which provides the foundation for the IMS solution, has been extended to include additional IMS technical capabilities and protocol support. Together with its market-leading portfolio of diagnostic and mobile protocol test equipment, the offering addresses the IMS architecture complexity and interoperability challenges that network operators are facing.
Key customer wins, including:
•	The announcement that Parade Technologies, Inc. used Tektronix test equipment for validation and compliance testing of the emerging DisplayPort serial data standard.

•	The selection of several Tektronix instruments by HDMI Licensing, LLC as recommended test components in the HDMI Compliance Test Specification, the most significant upgrade yet in the specification that has become the de facto standard interface for high-definition devices including DVD players, HD televisions, and the newest gaming devices.

•	The decision by Alcatel-Lucent to use the G35-WiMAX solution in the development of its WiMAX network infrastructure equipment to further enhance their WiMAX network solutions.
Several product awards, including:
•	The Best in Test Award for the AWG7000 Arbitrary Waveform Generator from Test & Measurement World - one of 12 receiving the honor.

•	A Readers’ Choice Award for the DPO7000 Digital Phosphor Oscilloscopes from the readers of EE-Evaluation Engineering magazine in the Instrumentation category.

•	The 2007 Readers’ Choice Award in the oscilloscope category given to Tektronix by Electronics For You (EFY) magazine, one of the leading publications in Asia. Tektronix has set a milestone as the only winner in the oscilloscope category for the fourth consecutive year.

•	Four awards given to the RSA6100A Real-Time Spectrum Analyzer; the 2006 Editor’s Choice Award from the editors of Portable Design magazine; one of the “Hot 100 Products of 2006” by EDN magazine; the Best Technology and Design 2006 Award by the editors of Electronic Design and the DesignVision 2007 Award by the International Engineering Consortium in the Test & Measurement Equipment category.

•	The Internet Telephony 2006 Product of the Year award from Internet Telephony for the Multimedia Terminal Adapter loopback VoIP test solution (patent pending). The award was given for the commitment Tektronix has shown in helping cable MSOs deliver the best possible VoIP service quality to their subscribers.
In addition,
•	Tektronix announced the appointment of Kaj Juul-Pederson to its Board of Directors and to the Nominating and Corporate Governance Committee as well as the Organization and Compensation Committee.

•	And, at the beginning of the quarter, Tektronix completed its acquisition of Minacom, a leading provider of active probe test solutions used by telecommunications carriers, cable multi-system operators, wireless and VoIP providers worldwide.
In addition, today Tektronix declared a quarterly cash dividend of $.06 per share on the outstanding common shares of the Company, payable on April 23, 2007 to shareholders of record as of the close of market on April 6, 2007.
Tektronix will be discussing its third quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific. A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site for one year.
Tektronix will hold an investor event on April 12, 2007 in New York, New York. The event will provide an update on the Company’s Instruments and Communications businesses and will provide an opportunity for discussions with business leadership.

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Tektronix Third Quarter 2007 Results.../4
Tektronix presents non-GAAP measures of net earnings and net earnings per share from continuing operations that exclude the effects of acquisition-related costs, business realignment costs, share-based compensation and one-time items. The “Reconciliation of GAAP to Non-GAAP Results” reconciles net earnings in accordance with generally accepted accounting principles (GAAP) to the non-GAAP net earnings. Tektronix presents non-GAAP net earnings to help readers differentiate the results of ongoing activity from results that include acquisition-related costs, business realignment costs, share-based compensation and one-time items. Some of these items pertain to events that have not yet occurred and are not possible to ascertain with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP for projected amounts is provided. In addition, in line with common industry practice and in order to enable comparability with other technology companies, guidance for non-GAAP net earnings excludes the effects of share-based compensation under FAS123R. Management of Tektronix uses these non-GAAP measures to evaluate the Company’s results of operations and for forecasting purposes, as well as to compensate employees.
Statements and information in this press release that relate to future events or results (including the Company’s statements and expectations regarding sales and earnings per share, markets, market position and market growth opportunities, strategic direction and the introduction of new products) are based on the Company’s current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; current and future business conditions in the electronics, communications, computer and advanced technologies industries; changes in order rates and customer cancellations, including changes in seasonal buying habits and timing of large orders; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; customer acceptance of large orders with delayed acceptance criteria; the Company’s ability to deliver a timely flow of competitive new products, and market acceptance of these products; risks related to the implementation of an upgrade to our information technology systems; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; risks associated with compliance with the “Restriction of Hazardous Substances” worldwide regulatory provisions, including the associated conversion of current and future product designs and manufacturing processes to procure or produce lead-free products, and with export regulations; inventory risks due to changes in market demand or the Company’s business strategies; changes in effective tax rates; currency fluctuations; and the ability to develop effective sales channels. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time-to-time with the Securities and Exchange Commission, including but not limited to annual reports on Form 10-K and the quarterly reports on Form 10-Q.
About Tektronix
Tektronix is a leading supplier of test, measurement, and monitoring products, solutions and services for the communications, computer, and semiconductor industries – as well as military/aerospace, consumer electronics, education and a broad range of other industries worldwide. With 60 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks, advanced and pervasive technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix’ Web address is www.tektronix.com.

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Tektronix Third Quarter 2007 Results.../5
Consolidated Statements of Operations

	Quarter Ended		Three Quarters Ended
	February 24,	February 25,	February 24,	February 25,
(In thousands, except per share amounts)	2007	2006	2007	2006

Net sales	$265,756	$262,105	$806,658	$750,561
Cost of sales	108,674	103,003	326,930	303,277

Gross profit	157,082	159,102	479,728	447,284

Research and development expenses	49,422	44,566	149,303	133,844
Selling, general and administrative expenses	83,715	76,347	247,752	218,015
Business realignment costs	430	3,182	2,799	7,543
Acquisition related costs and amortization	3,223	1,418	6,063	6,949
Loss (gain) on disposition of assets, net	(40)	54	481	81

Operating income	20,332	33,535	73,330	80,852

Interest income	3,970	3,381	12,903	9,361
Interest expense	(185)	(96)	(367)	(339)
Other non-operating expense, net	(1,574)	(933)	(4,182)	(3,912)

Earnings before taxes	22,543	35,887	81,684	85,962

Income tax expense	3,021	10,949	22,452	26,978

Net earnings from continuing operations	19,522	24,938	59,232	58,984

Gain from discontinued operations, net of income taxes	3,229	1,575	3,232	1,510

Net earnings	$22,751	$26,513	$62,464	$60,494

Earnings per share:

Continuing operations — basic	$0.24	$0.30	$0.73	$0.71
Continuing operations — diluted	$0.24	$0.30	$0.72	$0.70

Discontinued operations — basic	$0.04	$0.02	$0.04	$0.02
Discontinued operations — diluted	$0.04	$0.02	$0.04	$0.02

Net earnings — basic	$0.29	$0.32	$0.77	$0.73
Net earnings — diluted	$0.28	$0.32	$0.76	$0.72

Weighted average shares outstanding:
Basic	79,795	82,174	81,108	83,203
Diluted	81,301	83,319	82,720	84,065

Cash dividend declared per share	$0.06	$0.06	$0.18	$0.18

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Tektronix Third Quarter 2007 Results.../6
Consolidated Balance Sheets

(In thousands)	February 24, 2007	May 27, 2006

ASSETS
Current assets:
Cash and cash equivalents	$124,379	$215,587
Short-term marketable investments	61,632	121,346
Trade accounts receivable, net	173,179	174,599
Inventories	167,461	156,351
Other current assets	80,198	69,002

Total current assets	606,849	736,885

Property, plant and equipment, net	129,663	127,510
Long-term marketable investments	159,597	103,839
Goodwill, net	325,409	307,189
Pension asset	231,397	239,128
Other long-term assets	110,732	119,539

Total assets	$1,563,647	$1,634,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$146,512	$133,323
Accrued compensation	60,037	71,718
Deferred revenue	93,612	66,677

Total current liabilities	300,161	271,718

Deferred income taxes	49,063	65,935
Other long-term liabilities	110,043	108,868

Shareholders’ equity:
Common stock	533,542	540,718
Retained earnings	546,383	620,465
Accumulated other comprehensive income	24,455	26,386

Total shareholders’ equity	1,104,380	1,187,569

Total liabilities and shareholders’ equity	$1,563,647	$1,634,090

Shares outstanding	79,303	83,719

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Tektronix Third Quarter 2007 Results.../7
Selected Additional Financial Data

	Quarter Ended			Three Quarters Ended
(In thousands, except per share amounts)%		February 24,	February 25,	%	February 24,	February 25,
	Growth	2007	2006	Growth	2007	2006
Orders Data:

Orders	(2%)	$297,454	$303,680	6%	$855,046	$806,105

U.S.	7%	106,517	99,961	13%	319,590	281,815
International	(6%)	190,937	203,719	2%	535,456	524,290

Instruments Business	10%	231,684	209,855	15%	678,059	591,110
Communications Business	(30%)	65,770	93,825	(18%)	176,987	214,995

Sales Data:

Net Sales	1%	$265,756	$262,105	7%	$806,658	$750,561

U.S.	8%	98,024	91,002	7%	285,381	267,484
International	(2%)	167,732	171,103	8%	521,277	483,077

Instruments Business	(0%)	201,251	201,815	6%	604,707	571,434
Communications Business	7%	64,505	60,290	13%	201,951	179,127

Reconciliation of GAAP to Non-GAAP Results:

Net earnings — GAAP		$22,751	$26,513		$62,464	$60,494
Discontinued operations, net of income taxes		(3,229)	(1,575)		(3,232)	(1,510)

Net earnings from continuing operations		19,522	24,938		59,232	58,984

Business realignment costs		430	3,182		2,799	7,543
Acquisition related costs		8,217	6,202		21,752	21,548
Shared based compensation costs		5,972	—		15,849	—
Increase to environmental reserves		2,029	—		4,763	—
Tax effect of above items		(5,118)	(3,207)		(15,119)	(9,919)

Net earnings — non-GAAP		$31,052	$31,115		$89,276	$78,156

Diluted EPS — non-GAAP		$0.38	$0.37		$1.08	$0.93

Income Statement Items as a Percentage of Net Sales:

Cost of sales		41%	39%		41%	40%
Research and development expenses		19%	17%		19%	18%
Selling, general and administrative expenses		32%	29%		31%	29%
Business realignment costs		0%	1%		0%	1%
Acquisition related costs and amortization		1%	1%		1%	1%
Loss (gain) on disposition of assets, net		0%	0%		0%	0%
Operating income		8%	13%		9%	11%

Capital Expenditures and Depreciation:

Capital expenditures		$8,222	$10,816		$22,098	$29,449
Depreciation and amortization expense		$7,140	$6,912		$21,682	$20,849

	Quarter Ended	Quarter Ended	Year Ended
	February 24,	November 25,	May 27,
	2007	2006	2006

Balance Sheet:
Cash and Marketable Investments:
Cash and cash equivalents	$124,379	$155,918	$215,587
Short-term marketable investments	61,632	115,035	121,346
Long-term marketable investments	159,597	172,121	103,839

Cash and Marketable Investments	$345,608	$443,074	$440,772

Accounts receivable as a percentage of net sales	17.4%	16.8%	15.9%
Days sales outstanding	59.3	65.4	61.1
Countback days sales outstanding	52.6	54.6	46.6

Inventory as a percentage of net sales	15.5%	15.0%	13.8%
Inventory turns	2.6	2.8	2.9

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Tektronix Third Quarter 2007 Results.../8
Discontinued Operations

	Quarter Ended		Three Quarters Ended
	February 24,	February 25,	February 24,	February 25,
(In thousands)	2007	2006	2007	2006

Loss on sale of VideoTele.com
(less applicable income tax benefit of $0, $0, $1 and $1)	$—	$—	$(1)	$(3)

Gain on sale of optical parametric test business
(less applicable income tax expense of $0, $491, $9 and $379)	—	913	16	705

Gain (loss) on sale of Gage
(less applicable income tax expense of $0, $326, $0 and $406)	—	608	(1)	756

Gain on sale of CPID (less applicable income tax expense of $1,739, $29, $1,732 and $28)	3,229	54	3,218	52

Gain from discontinued operations, net of tax	$3,229	$1,575	$3,232	$1,510

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